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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. _____) of our report dated March 13, 1998, except as to note 3 which is as of October 15, 1998 and to the last paragraph of note 7 which is as of November 4, 1998, on our audit of the financial statements of Rhythms NetConnections Inc.
We also consent to the reference to our firm under the caption "Experts."


PricewaterhouseCoopers LLP
San Diego, California
February 16, 1999